EXHIBIT 10.12

                            DEFERRED SALARY AGREEMENT
                            -------------------------

     THIS DEFERRED SALARY AGREEMENT is made as of the 31st day of March, 2004 by and between ANTs software inc., a Delaware corporation (the "Company"), and the undersigned employee ("Employee").

THE PARTIES HERETO AGREE AS FOLLOWS:

     1. Deferred Salary. In consideration of (i) the continued employment of Employee with the Company, (ii) certain stock option grants and (iii) the Company's other promises and undertakings contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged by Employee, Employee acknowledges and agrees as follows:

         1.1. It is agreed by the parties that, as of March 1, 2004 all accrued and unpaid deferred salary of Employee totaled One Hundred Thirty Three Thousand Seven Hundred Forty Nine dollars and Ninety Three cents ($133,749.93) (the "Deferred Salary").


         1.2  The  Company  shall  pay Employee the Deferred Salary by April 15,
2004.

         1.3. Employee acknowledges and agrees that as of March 1, 2004 Employee's salary was set at Two Hundred Thousand dollars ($200,000) per annum, subject to the Company's state federal and other withholding obligations, payable semi-monthly, and that Employee's salary shall remain at this level until mutual agreement by and between the Employee and the Company.

     2. Stock Options. In partial consideration for the agreements set forth herein, the Company granted the Employee certain stock options including a stock option to purchase up to 20,000 shares of Common Stock of the Company under the Company's 2000 Stock Option Plan, subject to following vesting schedule: Fifty percent (50%) of the shares shall vest on February 28, 2004 and Fifty percent (50%) of the shares shall vest on March 31, 2004, such that One Hundred Percent (100%) of shares are vested on March 31, 2004.

     3. General Release. In exchange for the consideration provided in this Agreement, and except for the obligation acknowledged herein, the adequacy of which is hereby acknowledged, Employee, on behalf of himself or herself and his or her heirs, successors and assigns, hereby fully releases and forever discharges the Company, including each of its officers, directors, agents, employees, attorneys, parents, affiliates and/or subsidiaries, from any and all claims, actions and liabilities of any kind or character whatsoever, arising in law or in equity, known or unknown, suspected or unsuspected, that the Employee has ever had, now has or may now have against the Company, including, without limitation, all claims directly or indirectly related to or arising out of Employee's employment by the Company, the performance of Employee's duties during that employment, and/or the other matters discussed herein. This waiver and release specifically includes, but is not limited to, all claims, if any, whether arising in tort or in contract, related to Employee's employment, including any and all claims for alleged violation of public policy or breach of the implied covenant of good faith and fair dealing; claims for breach of fiduciary duty; claims for negligent or intentional infliction of emotional distress; claims arising in connection with Employee's compensation other than compensation acknowledged and agreed herein as due and owing, in accordance with the terms and subject to the conditions hereof, as set forth herein, benefits and/or stock options; claims for breach of express or implied contract or for further monetary compensation by reason of his or her employment with the Company; and all other claims, based on common law or federal or state statute, including claims for discrimination based on age arising under state statute or the federal Age Discrimination in Employment Act, the Older Workers' Benefits Protection Act, or any similar federal or state law prohibiting age discrimination.


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     Employee  further  understands  and expressly  agrees that this release and
Agreement specifically extends to all claims, whether those claims are presently known to the Employee or not, or suspected by the Employee or not. By signing below, Employee expressly waives the benefits of Section 1542 of the California Civil Code, which provides:

         "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release which if known by him must have materially affected his settlement with the debtor."

     4. Waiting Period. Employee acknowledges that the Company has specifically advised him or her to consult with an attorney of his or her own choosing in order to review this Agreement and advise him or her of his or her rights concerning it, and he or she has done so. Employee further acknowledges that the Company has further advised him or her that he or she has twenty-one (21) days from the date this Agreement was originally presented to him or her in which to consider whether to sign it, and that if he or she chooses to do so, he or she will be given an additional seven (7) days from the date he or she signs it in which to revoke it. Unless revoked by the Employee, this Agreement shall become effective the day immediately after the expiration of the seven (7) day period set forth above.

     5.  Miscellaneous.

         5.1 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective heirs, executors, representatives, successors and assigns of the parties hereto.

         5.2 Further Assurances. The parties shall execute and deliver, such instruments and take such other actions as may be reasonably be necessary in order to carry out the intent of this Agreement.

         5.3 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         5.4 Headings. The subject headings of the sections and subsections of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

         5.5 Waivers. Any party to this Agreement may waive any right it may have hereunder or any breach or default hereunder by any other party hereto; provided that no such waiver will be effective against the waiving party unless it is in writing and specifically refers to this Agreement. No waiver will be deemed to be a waiver of any subsequent or other right, breach or default of the same or similar nature.

         5.6 Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior or contemporaneous agreements or understandings (whether written or oral) among the parties, in respect to the subject matter contained herein. This Agreement may not be modified, amended or terminated except by written agreement signed by both parties specifically referring to this Agreement.

         5.7 Governing Law. This Agreement is deemed to have been made in the State of California and shall be governed by, and construed in accordance with, the laws of the State of California for contracts made and to be performed within California.

         5.8 Assignment. Employee may not assign this Agreement, or assign Employee's rights or delegate Employee's duties hereunder, without the prior written consent of the Company.


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         5.9  Severability.  Any  provision  of this Agreement which is illegal, invalid or unenforceable shall be ineffective to the extent of such illegality, invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

        5.10 No Rules of Construction. No rules of construction are intended by the parties hereto or shall be invoked in the interpretation hereof and, for all purposes, the parties hereto shall all be deemed to be joint authors hereof.

        5.11 Notices. All notices, demands and other communications provided for hereunder shall, unless otherwise stated herein, be in writing and shall be personally delivered.

     IN WITNESS WHEREOF, the parties have executed this Agreement by their agent duly authorized as of the date first above written.


                                               ANTs software inc.
                                               a Delaware corporation


                                          By:  /s/ Kenneth L. Ruotolo
                                               ----------------------
                                               Kenneth L. Ruotolo
                                               CFO, EVP-Finance & Administration

                                     Address:  801 Mahler Road, Suite G
                                               Burlingame, CA 94010

                                               EMPLOYEE


                                          By:  /s/ Francis K. Ruotolo
                                               ---------------------------------

                                        Name:  Francis K. Ruotolo

                                     Address:  533 Allegheny Drive
                                               Walnut Creek, CA  94598




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